EXHIBIT 99.1

NextTrip Expands JOURNY TV on YouTube, Advancing Global Media and Content-to-Commerce Strategy

JOURNY TV Builds from Nearly 50,000 YouTube Subscribers and 150+ Shows and Videos as NextTrip Targets Audience Growth, Advertising and Travel Commerce Opportunities

SUNRISE, FL – August 26, 2026 – NextTrip, Inc. (NASDAQ: NTRP) (“NextTrip,” “the Company,” “we,” “our,” or “us”), a technology-forward travel and media company defining the intersection of travel, media and the creator economy, today announced the expansion of its JOURNY TV presence on YouTube, extending the Company’s global travel media and content-to-commerce strategy across one of the world’s largest video and television viewing platforms.

Available for subscription on YouTube at @JournyTV, the JOURNY TV channel has an initial audience of nearly 50,000 subscribers and 150 shows, episodes and authentic travel videos, spanning reality programming, documentaries, and films designed to entertain viewers and inspire their next journey.

The YouTube expansion adds another audience-development channel to JOURNY TV’s growing global media footprint, which is expected to reach approximately 250 million connected TV, mobile and online viewers globally in 2026, targeting audiences across approximately 80 countries and more than a dozen major streaming and video platforms.

NextTrip is exploring opportunities to rapidly expand JOURNY TV’s content and audience across YouTube through long-form programming, YouTube Shorts, destination content, creator collaborations and other formats. The Company believes an expanded YouTube presence can create additional opportunities across advertising, sponsorships, branded destination content and travel commerce, while supporting NextTrip’s broader strategy of connecting travel inspiration with planning and booking.

Be Inspired. Watch. Book. Go.

Strategic Highlights

●	Nearly 50,000 JOURNY TV YouTube subscribers provide an established audience from which NextTrip intends to grow the channel.

●	150 shows, episodes and authentic travel videos are currently available, supported by JOURNY TV’s broader travel content library.

●	JOURNY TV’s expanding global distribution is expected to provide access to an estimated 250 million viewers in 2026 across connected TV, mobile and online video.

●	According to Nielsen, YouTube represented 13.4% of total U.S. television watch-time in April 2026, maintaining the No. 1 position in Nielsen’s Media Distributor Gauge.

●	NextTrip intends to leverage its growing media audience and integrated travel technology to pursue opportunities across advertising, sponsorship, branded content and travel commerce.

YouTube’s Growing Role in Television and Travel Discovery

JOURNY TV’s expansion comes as consumer viewing continues to converge across traditional television, streaming and creator-driven digital media.

According to Nielsen’s April 2026 Media Distributor Gauge, YouTube maintained the No. 1 position among measured media distributors with 13.4% of total U.S. television watch-time, while streaming overall represented 47.6% of television viewing.

YouTube also reports that Shorts now average more than 200 billion daily views, illustrating the platform’s ability to combine long-form entertainment with short-form discovery and creator-driven content across mobile and television screens.

The opportunity is particularly relevant to travel. Google research found that more than 60% of travelers who use YouTube turn to the platform during the “dream” and “plan” stages of their travel journey, while 53% of Gen Z travelers surveyed use YouTube during their travel journeys, including for destination inspiration and recommendations from creators and travel influencers.

“YouTube has evolved into a major television, entertainment and discovery platform, particularly for audiences who increasingly decide what they want to watch, when they want to watch it and which channels and creators they want to follow,” said Casey D’Ambra, President of Media at NextTrip. “That evolution is highly complementary to JOURNY TV. We already have nearly 50,000 subscribers and more than 100 shows and videos to build from, along with a much broader travel content library that gives us an opportunity to expand how audiences discover and engage with JOURNY TV.”

Building Audience Value Beyond the View

For NextTrip, the strategic opportunity extends beyond adding another media distribution channel. The Company is building JOURNY TV as a travel-focused audience platform that can support multiple potential revenue opportunities while connecting media engagement with NextTrip’s travel technology and booking capabilities.

NextTrip is exploring a multi-format YouTube strategy encompassing full-length programming, documentaries, destination features, individual clips, YouTube Shorts, creator collaborations and original JOURNY TV programming. The Company intends to premiere original programming on its owned JOURNY TV YouTube channel, including the upcoming destination wedding series I DO: In Destination. This approach is intended to extend the reach and useful life of the Company’s content while creating additional audience and inventory opportunities for advertisers, destinations and brand partners.

“Our objective isn’t simply to generate more video views,” D’Ambra continued. “It’s to build an engaged audience of travel intenders and create multiple ways to monetize that relationship through advertising, sponsorships and destination and brand partnerships, while ultimately connecting inspired viewers with NextTrip’s travel commerce ecosystem.”

Connecting Inspiration to Transaction

NextTrip’s broader content-to-commerce strategy is designed around a simple consumer journey:

WATCH à DISCOVER à PLAN à BOOK à GO

Through its JOURNYGO Agentic-AI initiative and integrated travel booking technology, NextTrip is developing capabilities intended to help consumers move from travel content and destination inspiration toward trip discovery, planning and ultimately booking.

“Travel is uniquely suited to content-to-commerce because the transaction often begins with a visual moment of inspiration, you see a destination or experience and think, ‘I want to go there,’” D’Ambra added. “JOURNY TV gives us the opportunity to be present at that moment. The larger opportunity is connecting that audience and inspiration with the technology and commerce capabilities across NextTrip.”

The Company believes the combination of global media distribution, premium travel content, creator-driven audience development, advertising and sponsorship capabilities, and integrated travel technology provides the foundation for a differentiated model at the intersection of:

MEDIA + TRAVEL + TECHNOLOGY + COMMERCE

Consumers can find, watch and subscribe to JOURNY TV on YouTube at @JournyTV.

Be Inspired. Watch. Scan. Book. Go.

About NextTrip

NextTrip, Inc. (NASDAQ: NTRP) is a technology-forward travel and media company defining the intersection of media, travel, and the creator economy. Through its owned media platforms, including JOURNY TV and TravelMagazine.com, its recently acquired controlling interest in YADA Commerce Inc., a licensed TikTok Partner Agency specializing in creator recruitment, audience development, affiliate commerce, livestream commerce, and creator monetization, and NextTrip’s proprietary travel technology stack, NextTrip delivers an integrated content-to-commerce ecosystem that connects travel discovery directly to transaction and fulfillment.

The Company operates a portfolio of travel brands and platforms, including Five Star Alliance, a global luxury hotel and resort booking platform; NXT2.0, its proprietary booking and payments engine; and NextTrip Groups (formerly TA Pipeline), a purpose-built group travel and meetings booking platform serving travel advisors, suppliers, and destination partners. Together, these assets enable frictionless booking across luxury FIT (Flexible Independent Travel), group travel, destination weddings, conferences, live events, and concierge-managed experiences, supported by flexible payment options such as PayDlay.

By combining premium video storytelling, creator-led social commerce, and integrated booking technology, NextTrip enables consumers to move seamlessly from inspiration to booking, while providing creators, destinations, brands, and travel partners with measurable audience engagement, demand generation, and conversion opportunities.

For more information, visit www.nexttrip.com and investors.nexttrip.com. Follow us on X @NextTripInc.

Forward-Looking Statement Disclaimer

This announcement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. For example, statements regarding the Company’s financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future activities are all forward-looking statements. These statements are generally accompanied by words such as “intend,” “anticipate,” “believe,” “estimate,” “potential(ly),” “continue,” “forecast,” “predict,” “plan,” “may,” “will,” “could,” “would,” “should,” “expect” or the negative of such terms or other comparable terminology.

The Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to it on the date hereof, but the Company cannot provide assurances that these assumptions and expectations will prove to have been correct or that the Company will take any action that the Company may presently be planning. However, these forward-looking statements are inherently subject to known and unknown risks and uncertainties. Actual results or experience may differ materially from those expected or anticipated in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, regulatory policies, available cash resources, competition from other similar businesses, and market and general economic factors.

Readers are urged to read the risk factors set forth in the Company’s filings with the United States Securities and Exchange Commission at www.sec.gov . The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

NextTrip, Inc

Richard Marshall

Director of Corporate Development

Richard.Marshall@nextTrip.com